UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 21, 2019

AMERIGAS PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-13692	23-2787918
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

460 North Gulph Road King of Prussia, Pennsylvania		19406
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (610) 337-1000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Units representing limited partner interests	APU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On August 21, 2019, AmeriGas Partners, L.P., a Delaware limited partnership (“AmeriGas”), held a special meeting of unitholders (the “Special Meeting”), to vote on the proposals identified in the definitive proxy statement of AmeriGas, dated July 12, 2019, which was first mailed to AmeriGas unitholders on July 15, 2019 (the “Proxy Statement”).

As of the close of business on July 1, 2019, the record date for the Special Meeting, there were 92,999,704 AmeriGas common units outstanding and entitled to be voted at the Special Meeting (the “AmeriGas common units”). A quorum of 59,648,250 AmeriGas common units was represented in person or by proxy at the Special Meeting. A summary of the voting results for the following proposals, which are described in detail in the Proxy Statement, is set forth below:

1.	Proposal to approve the Agreement and Plan of Merger, dated as of April 1, 2019 (as may be amended from time to time, the “Merger Agreement”), by and among UGI Corporation (“UGI”), AmeriGas Propane Holdings, Inc., AmeriGas Propane Holdings, LLC (“Merger Sub”), AmeriGas and AmeriGas Propane, Inc., the general partner of AmeriGas (the “General Partner”), and the transactions contemplated thereby, including the merger of Merger Sub with and into AmeriGas, with AmeriGas continuing as the surviving entity and an indirect, wholly owned subsidiary of UGI (the “Merger”) (the “Merger Proposal”). The Merger Proposal received the affirmative vote of (i) approximately 93.14% of the outstanding AmeriGas common units represented at the Special Meeting in person or by proxy and (ii) approximately 59.75% all outstanding AmeriGas common units.

Votes For	Votes Against	Abstentions	Broker Non-Votes
55,558,047	3,687,152	403,051	0

2.	Proposal to approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve the Merger Agreement and the transactions contemplated thereby, including the Merger, at the time of the Special Meeting on August 21, 2019 (the “Adjournment Proposal”). The Adjournment Proposal received the affirmative vote of (i) approximately 92.91% of the outstanding AmeriGas common units represented at the Special Meeting in person or by proxy and (ii) approximately 59.59% all outstanding AmeriGas common units.

Votes For	Votes Against	Abstentions	Broker Non- Votes
55,417,454	3,727,220	503,576	0

3.	Proposal to approve, by a non-binding advisory vote, the compensation arrangements disclosed in the Proxy Statement that may be payable to AmeriGas’ named executive officers in connection with the completion of the Merger, and the adoption of the following resolution:

“RESOLVED, that the compensation that may be paid or become payable to AmeriGas’ named executive officers in connection with the Merger, as disclosed in the table in the section of the Proxy Statement entitled “Special Factors—Interests of Directors and Executive Officers of the General Partner in the Merger—Quantification of Payments and Benefits to AmeriGas’ Named Executive Officers That Are Based on or Otherwise Relate to the Merger,” including the preceding narrative discussion, and the agreements pursuant to which such compensation may be paid or become payable, are hereby APPROVED.” (the “Compensation Proposal”). The Compensation Proposal received the affirmative vote of (i) approximately 90.40% of the outstanding AmeriGas common units represented at the Special Meeting in person or by proxy and (ii) approximately 57.98% all outstanding AmeriGas common units.

Votes For	Votes Against	Abstentions	Broker Non- Votes
53,919,709	4,762,035	966,506	0

No other business properly came before the Special Meeting.

Item 8.01.	Other Events.

On August 21, 2019, AmeriGas and UGI issued a joint press release announcing the results of the AmeriGas unitholder vote at the Special Meeting. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated August 21, 2019.

Exhibit 104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

AMERIGAS PARTNERS, L.P.

Date: August 21, 2019	By:	/s/ Monica M. Gaudiosi
Monica M. Gaudiosi
Vice President and General Counsel, Secretary of AmeriGas Propane, Inc., the general partner of AmeriGas Partners, L.P.